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                                                                    EXHIBIT 11.1

                         AMERICAN MEDSERVE CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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                                                           PREDECESSOR
                                               -----------------------------------
                                                                    PERIOD FROM                 COMPANY
                                                                  JANUARY 1, 1994   --------------------------------
                                                  YEAR ENDED        TO AUGUST 2,     YEAR ENDED    SIX MONTHS ENDED
                                               DECEMBER 31, 1993        1994        JUNE 30, 1995  DECEMBER 31, 1995
                                               -----------------  ----------------  -------------  -----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary
  Average number of shares outstanding.......             1,000             1,000         4,052            4,421
  Net effect of common and common equivalent
   shares issued in an initial public
   offering under SAB 83.....................                                               383              383
  Net effect of common shares issued in
   connection with the preferential mandatory
   distribution                                                                           1,774            1,774
                                               -----------------  ----------------  -------------        -------
    Total....................................                 1                 1         6,209            6,578
                                               -----------------  ----------------  -------------        -------
                                               -----------------  ----------------  -------------        -------
  Net income.................................   $           206    $          537     $      92        $     296
  Net income per share.......................   $        206.00    $       537.00     $    0.01        $    0.04
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